UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K
                           Current Report

                  Commission File Number 1-5109

                     TODD SHIPYARDS CORPORATION
      (Exact name of registrant as specified in its charter)

            DELAWARE                       91-1506719
  (State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


      1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
  (Street address of principal executive offices - Zip Code)

           Registrant's telephone number: (206) 623-1635



Item 5.  Other Events

On April 28, 1997 the Company issued a press release stating that it expects to incur approximately $14 million of increased costs on its contract to construct three Mark II
Ferries for the Washington State Ferries System.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

  28-1 Press Release dated April 28, 1997.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 28, 1997.


                              /s/  Michael G. Marsh
                              By:  Michael G. Marsh
                              On Behalf of the Registrant as
                              Secretary and General Counsel